Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Partners Series, Inc.:
         AXP Partners Aggressive Growth Fund
         AXP Partners Fundamental Value Fund
         AXP Partners Growth Fund
         AXP Partners Select Value Fund
         AXP Partners Small Cap Core Fund
         AXP Partners Small Cap Value Fund
         AXP Partners Value Fund

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    July 29, 2004